                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Dover Downs Entertainment, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

                        DOVER DOWNS ENTERTAINMENT, INC.
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 2001

                               ----------------

TO THE HOLDERS OF COMMON STOCK AND CLASS A COMMON STOCK:

  PLEASE TAKE NOTICE that the 2001 Annual Meeting of Shareholders of DOVER DOWNS ENTERTAINMENT, INC., a Delaware corporation, will be held at the Rollins Building, First Floor Auditorium, 2200 Concord Pike, Wilmington, Delaware, on Friday, April 27, 2001, at 9:00 A.M. for the following purposes:

    1. To elect three Class II Directors to the Board of Directors;

    2. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Proxy Statement dated March 29, 2001 is attached.

  The Board of Directors has fixed the close of business on March 23, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

  You are cordially invited to attend the Annual Meeting. If you cannot be present in person, please sign and date the enclosed proxy and promptly mail it in the enclosed return envelope which requires no United States postage. Any shareholder giving a proxy has the right to revoke it any time before it is voted. If you hold your stock in a broker or bank "street" account and wish to vote your shares in person at the meeting, you must obtain the appropriate documentation from your broker or bank custodian (the record holder).

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          KLAUS M. BELOHOUBEK,
                                          Vice President-General Counsel and
                                           Secretary

Dated: Dover, Delaware
    March 29, 2001

                               ----------------

  YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO UNITED STATES POSTAGE.

                                PROXY STATEMENT

                        DOVER DOWNS ENTERTAINMENT, INC.
                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 2001

                               ----------------

  The information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Shareholders to be held on April 27, 2001 (the "Annual Meeting") is submitted to the shareholders for their information.

                   SOLICITATION OF AND POWER TO REVOKE PROXY

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of DOVER DOWNS ENTERTAINMENT, INC., a Delaware corporation (the "Company"). Proxies solicited hereby are to be voted at the Annual Meeting or at any adjournment thereof.

  The mailing address for the Company's principal executive office is P.O. Box 843, Dover, Delaware 19903. This Proxy Statement and the form of proxy were first sent to the Company's shareholders on or about March 29, 2001.

  A form of proxy is enclosed. Each proxy submitted will be voted as directed but, if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors as Class II Directors.

  The solicitation of proxies will be by mail. It may be that further solicitation of proxies will be made by telephone, telegram or interview with some shareholders of the Company, following the original solicitation. All such further solicitations will be made by regular officers and employees of the Company, who will not be additionally compensated therefor, or its Transfer Agent. The Company will bear the entire cost of all such solicitations, which will be nominal and include reimbursements paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners.

  Each shareholder has the right to revoke his or her proxy at any time before it is voted. A proxy may be revoked by filing with the General Counsel of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Any shareholder may attend the Annual Meeting and vote in person, whether or not such shareholder has previously given a proxy. If you hold your stock in a broker or bank "street" account and wish to vote your shares in person at the meeting, you must obtain the appropriate documentation from your broker or bank custodian (the record holder).

                                 CAPITAL STOCK

  The outstanding capital stock of the Company on March 23, 2001 consisted of 14,052,092 shares of Common Stock, par value $.10 per share (the "Common Stock"), and 23,857,885 shares of Class A Common Stock, par value $.10 per share (the "Class A Common Stock"). Shares of Class A Common Stock are convertible at any time into shares of Common Stock on a share-for-share basis at the option of the holder thereof.

  Each holder of Common Stock is entitled to one vote for each share of Common Stock held and each holder of Class A Common Stock is entitled to ten votes for each share of Class A Common Stock held, except to the extent that voting by class is required by law. At a meeting of stockholders at which a quorum is present, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or the Company's Certificate of Incorporation or Bylaws. Under the General Corporation Law of the State of Delaware, holders of Common Stock and Class A Common Stock are entitled to vote as a class with respect to certain matters, including mergers and amendments to the Certificate of Incorporation of the Company which would have certain specified effects on the Common Stock and Class A Common Stock, respectively. There is no class voting or cumulative voting with respect to the election of directors.

  A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In accordance with the General Corporation Law of the State of Delaware, the election of the nominees named herein as Directors will require the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election provided that a quorum is present at the Annual Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast in favor of a proposal to the number of votes cast against the proposal, and hence only votes for or against the proposal (and not abstentions or broker non-votes) are relevant to the outcome.

  As of January 31, 2001, only 9 persons were known to the Company to own beneficially more than five percent (5%) of the outstanding shares of the Common Stock or Class A Common Stock. The name and address of each such person, together with the number of shares owned and the percentage of outstanding shares that ownership represents, and information as to Common Stock and Class A Common Stock ownership of the Named Executives identified in the Summary Compensation Table and the officers and directors of the Company as a group (according to information received by the Company) are set forth below.

                                                  Number of Shares
Names and Addresses                                and Nature of
of Beneficial Owners         Title of Class    Beneficial Ownership(1) Percent of Class
--------------------         --------------    ----------------------  ----------------
Estate of John W.
 Rollins................      Common Stock                   --                --
One Rollins Plaza         Class A Common Stock       11,311,960(2)           47.4%
Wilmington, DE 19803


Henry B. Tippie.........      Common Stock              150,000(2)            1.1%
P.O. Box 26557            Class A Common Stock        3,000,000              12.6%
Austin, TX 78755


Gary W. Rollins.........      Common Stock                   --                --
2170 Piedmont Street, NE  Class A Common Stock        2,030,000               8.5%
Atlanta, GA 30301


R. Randall Rollins......      Common Stock                   --                --
2170 Piedmont Street, NE  Class A Common Stock        2,030,000               8.5%

Atlanta, GA 30301

                                                  Number of Shares
Names and Addresses             Title of            and Nature of      Percent of
of Beneficial Owners             Class         Beneficial Ownership(1)   Class
--------------------            --------       ----------------------- ----------
Vanguard Group..........      Common Stock              722,700            5.1%
P.O. Box 2600             Class A Common Stock               --             --
Valley Forge, PA 19482-
 2600

Eugene W. Weaver........      Common Stock               19,000            0.1%
One Rollins Plaza         Class A Common Stock        1,428,000            6.0%
Wilmington, DE 19803

Jeffrey W. Rollins......      Common Stock                   --             --
One Rollins Plaza         Class A Common Stock        1,303,975            5.5%
Wilmington, DE 19803

Merrill Lynch Investment
 Managers...............      Common Stock            1,209,358            8.6%
800 Scudders Mill Road    Class A Common Stock               --             --
Plainsboro, NJ 08536

Denis McGlynn...........      Common Stock                  200             --
1131 North DuPont
 Highway                  Class A Common Stock          817,000            3.4%
Dover, DE 19901

Putnam Investments,
 LLC....................      Common Stock              730,000            5.2%
One Post Office Square    Class A Common Stock               --             --
Boston, MA 02109

Edward J. Sutor.........      Common Stock                4,500             --
1131 North DuPont
 Highway                  Class A Common Stock               --             --
Dover, DE 19901

Timothy R. Horne........      Common Stock                   --             --
1131 North DuPont
 Highway                  Class A Common Stock               --             --
Dover, DE 19901

Robert M. Comollo.......      Common Stock                2,000             --
1131 North DuPont
 Highway                  Class A Common Stock               --             --
Dover, DE 19901

All Directors and
 Officers...............      Common Stock              773,458            5.5%
as a Group (13 persons)   Class A Common Stock        9,635,975           40.4%

--------
(1) As to officers and directors, shares are owned directly and of record. Class A Common Stock is convertible, at any time, on a share-for-share basis into Common Stock at the option of the holder thereof. As a result, pursuant to Rule 13d of the Securities Exchange Act of 1934, a stockholder is deemed to have beneficial ownership of the shares of Common Stock which such stockholder may acquire upon conversion of the Class A Common Stock. In order to avoid overstatement, the amount of Common Stock beneficially owned does not take into account such shares of Common Stock which may be acquired upon conversion of the Class A Common Stock (an amount which is equal to the number of shares of Class A Common Stock held by a stockholder). The above numbers exclude the following shares of Common Stock subject to options granted under the Company's 1996 Stock Option Plan (the "Plan") which the listed beneficial owner has the right to acquire beneficial ownership as specified in Rule 13d of the Securities Exchange Act of 1934: Denis McGlynn, 40,000 shares; Edward J. Sutor, 5,835 shares; Timothy R. Horne, 21,667 shares; Robert M. Comollo, 16,833 shares; and all directors and officers as a group, 251,372 shares. The above numbers also exclude certain shares of Common Stock and Class A Common Stock whose beneficial ownership is disclaimed and disclosed in the footnotes to holdings of the Directors of the Company under the caption "Election of Directors".
(2) Henry B. Tippie is the executor of the Estate of John W. Rollins, Sr. His individual holdings are listed separately from the holdings of the Estate.

                             ELECTION OF DIRECTORS

  Three individuals are to be elected at the Annual Meeting to serve as Class II Directors for a term of three years, and until the election and qualification of their successors. Six other individuals serve as directors but are not standing for re-election because their terms as directors extend past the Annual Meeting pursuant to provisions of the Company's Restated Certificate of Incorporation which provide for the election of directors for staggered terms, with each director serving a three year term.

  Unless a shareholder WITHHOLDS AUTHORITY, the proxy holders will vote FOR the election of each of the persons named below to a three year term as a director. Although the Board of Directors does not contemplate the possibility, in the event a nominee is not a candidate or is unable to serve as director at the time of the election, unless the shareholder WITHHOLDS AUTHORITY, the proxies will be voted for such nominee as is designated by the present Board of Directors to fill such vacancy.

  The name and age of each of the nominees, his principal occupation, the period during which he has served as a Director, together with the number of shares of Common Stock and Class A Common Stock beneficially owned by him, directly or indirectly, and the percentage of outstanding shares that ownership represents, all as at the close of business January 31, 2001 (according to information received by the Company), are set forth below. Similar information is also provided for those directors whose terms expire in future years.

         Names of                               Principal                             Service as            Shares of
         Nominees                             Occupation(1)                            Director   Age   Capital Stock(2)
         --------                             -------------                          ------------ ---   ----------------
Class II (Term Expires 2004)

John W. Rollins, Jr.                  Former President, Chief Executive Officer      1996 to date  58       Common Stock:
                                      and Director, Rollins Truck Leasing Corp. (3)                          192,900 (4)
                                                                                                        Class A Common Stock:
                                                                                                               197,000

Eugene W. Weaver                      Former Senior Vice President--Administration   1971 to date  68       Common Stock:
                                                                                                                19,000
                                                                                                        Class A Common Stock:
                                                                                                            1,428,000 (5)

Melvin L. Joseph                      Vice President and Director of Auto            1969 to date  79       Common Stock:
                                      Racing, Dover Downs International                                         20,000
                                      Speedway, Inc.; President, Melvin Joseph                          Class A Common Stock:
                                      Construction Company                                                     860,000

                               Percent of
         Names of              Outstanding
         Nominees                Shares
         --------              -----------
Class II (Term Expires 2004)

John W. Rollins, Jr.
                                   1.4%

                                   0.8%

Eugene W. Weaver
                                   0.1%

                                   6.0%

Melvin L. Joseph
                                   0.1%

                                   3.6%

Names of Directors Whose                        Principal                             Service as            Shares of
Terms Have Not Expired                        Occupation(1)                            Director   Age   Capital Stock(2)
------------------------                      -------------                          ------------ ---   ----------------
Class III (Term Expires 2002)

Denis McGlynn                         President and Chief Executive Officer          1979 to date  55       Common Stock:
                                                                                                                200
                                                                                                        Class A Common Stock:
                                                                                                             817,000 (6)

Jeffrey W. Rollins                    Vice President-Development,                    1993 to date  36       Common Stock:
                                      Brandywine Center Management, L.L.C. (3)                                  -- (7)
                                                                                                        Class A Common Stock:
                                                                                                              1,303,975

Class I (Term Expires 2003)

Henry B. Tippie                       Chairman of the Board; Chairman of the Board   1996 to date  74       Common Stock:
                                      and Chief Executive Officer, Tippie                                    150,000 (8)
                                      Services, Inc.; Former Chairman of the Board                      Class A Common Stock:
                                      and Chairman of the Executive Committee,                              3,000,000 (8)
                                      Rollins Truck Leasing Corp.

                               Percent of
Names of Directors Whose       Outstanding
Terms Have Not Expired           Shares
------------------------       -----------
Class III (Term Expires 2002)

Denis McGlynn
                                    --

                                   3.4%

Jeffrey W. Rollins
                                    --

                                   5.5%

Class I (Term Expires 2003)

Henry B. Tippie
                                   1.1%

                                  12.6%

                                                                                           Percent of
Names of Directors Whose            Principal            Service as          Shares of     Outstanding
 Terms Have Not Expired           Occupation(1)           Director   Age Capital Stock(2)    Shares
------------------------          -------------         ------------ --- ----------------  -----------
R. Randall Rollins        Chairman of the Board and     1996 to date  69   Common Stock:
                          Chief Executive Officer,                              --              --
                          Rollins, Inc.; Chairman of                      Class A Common
                          the Board and Chief                                  Stock           8.5%
                          Executive Officer, RPC, Inc.                       2,030,000
                          (3)

Patrick J. Bagley         Former Vice President--       1996 to date  53   Common Stock:
                          Finance, Treasurer and                               1,000            --
                          Director, Rollins Truck                         Class A Common
                          Leasing Corp.                                        Stock            --
                                                                                --

Christopher R. Pook       President and Chief           1998 to date  59   Common Stock:
                          Executive Officer,                                379,358(9)        2.7%
                          Grand Prix Association of                       Class A Common
                          Long Beach, Inc.                                    Stock:            --
                                                                                --

--------
(l) Except as noted, the nominees and other directors have held the positions of responsibility set out in the above column (but not necessarily their present titles) for more than five years. In addition to the directorships listed in the above column, the following individuals also serve on the board of directors of the following companies: Henry B. Tippie, Rollins, Inc., Safety-Kleen Corp., Matlack Systems, Inc., RPC, Inc. and Marine Products Corporation; R. Randall Rollins, SunTrust Banks Inc., SunTrust Banks of Georgia and Marine Products Corporation; John W. Rollins, Jr., Safety-Kleen Corp. and Matlack Systems, Inc.; Eugene W. Weaver, WSFS Financial Corp.; Patrick J. Bagley, Matlack Systems, Inc. Jeffrey W. Rollins has been Vice President--Development for Brandywine Center Management, L.L.C. since 1997. Previously he was Vice President of the Eastern Region of Rollins Environmental, Inc., now a subsidiary of Safety-Kleen Corp. Dover Downs International Speedway, Inc. and Grand Prix Association of Long Beach, Inc. are both wholly-owned subsidiaries of the Company. Rollins Truck Leasing Corp. was merged into a subsidiary of Penske Truck Leasing Co., L.P. on February 28, 2001 and is engaged in the business of truck leasing. Matlack Systems, Inc. provides transportation services. Rollins, Inc. is a consumer services company engaged in residential and commercial termite and pest control. Safety-Kleen Corp. is engaged in the business of industrial waste disposal. RPC, Inc. is engaged in oil and gas field services. Marine Products Corporation is engaged in boat manufacturing. WSFS Financial Corp., SunTrust Banks Inc., and SunTrust Banks of Georgia are all financial institutions. Tippie Services, Inc. provides management services.
(2) All shares are owned directly and of record. Class A Common Stock is convertible, at any time, on a share-for-share basis into Common Stock at the option of the holders thereof. As a result, pursuant to Rule 13d of the Securities Exchange Act of 1934, a stockholder is deemed to have beneficial ownership of the shares of Common Stock which such stockholder may acquire upon conversion of the Class A Common Stock. In order to avoid overstatement, the amount of Common Stock beneficially owned does not take into account such shares of Common Stock which may be acquired upon conversion of the Class A Common Stock (an amount which is equal to the number of shares of Class A Common Stock held by a stockholder). The above numbers exclude the following shares of Common Stock subject to options granted under the Company's 1996 Stock Option Plan (the "Plan") which the listed beneficial owner has the right to acquire beneficial ownership as specified in Rule 13d of the Securities Exchange Act of 1934: Denis McGlynn, 40,000; Eugene W. Weaver, 20,000; and Christopher R. Pook, 139,788.
(3) John W. Rollins, Jr. and Jeffrey W. Rollins are brothers. R. Randall Rollins is a cousin of John W. Rollins, Jr. and Jeffrey W. Rollins.
(4) Does not include 900 shares of Common Stock held by his wife, as to which Mr. Rollins disclaims any beneficial interest.
(5) Does not include 100,000 shares of Class A Common Stock held by his wife and 15,000 shares of Class A Common Stock held as Trustee, as to which Mr. Weaver disclaims any beneficial interest, and 600,000 shares of Class A Common Stock owned by a partnership over which Mr. Weaver has sole voting power, as to which Mr. Weaver disclaims beneficial interest in 76.14% of the partnership.

(6) Does not include 52,000 shares of Class A Common Stock held by his wife, as to which Mr. McGlynn disclaims any beneficial interest.
(7) Does not include 2,000 shares of Common Stock and 1,700 shares of Class A Common Stock held by his wife and 12,750 shares of Common Stock and 5,100 shares of Class A Common Stock held by his wife as Custodian for his minor children, as to which Mr. Rollins disclaims any beneficial interest.
(8) Does not include 45,000 shares of Common Stock held as Co-Trustee, as to which Mr. Tippie disclaims any beneficial interest. Does not include shares held by the Estate of John W. Rollins, Sr. Mr. Tippie is the executor of the Estate and such holdings are disclosed under the caption "Capital Stock."
(9) Does not include 12,814 shares of Common Stock held by his wife, as to which Mr. Pook disclaims any beneficial interest.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

  The Board of Directors held two regularly scheduled meetings during the six months ended December 31, 2000. All meetings were attended by at least eighty-nine percent of the Board.

  Audit Committee. The Audit Committee consists of Patrick J. Bagley, Chairman, R. Randall Rollins and Jeffrey W. Rollins. The Audit Committee held two meetings during the six months ended December 31, 2000. The Committee's functions are described under the caption "Report of the Audit Committee."

  Executive Committee. The Executive Committee consists of Henry B. Tippie, Chairman, Denis McGlynn and Eugene W. Weaver. The Executive Committee held three meetings during the six months ended December 31, 2000. The Executive Committee has the power to exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company in accordance with the provisions of the By-laws of the Company.

  Compensation and Stock Option Committee. The Compensation and Stock Option Committee consists of Henry B. Tippie, Chairman, and Patrick J. Bagley. The Compensation and Stock Option Committee held two meetings during the six months ended December 31, 2000. The Committee establishes compensation and benefits for the Company's directors, officers and key employees and administers the Company's outstanding Stock Option Plans including the granting of options to various employees of the Company and its subsidiaries.

  The Company does not have a nominating committee of the Board of Directors.

                            DIRECTORS' COMPENSATION

  Directors who are not employees of the Company or any of its subsidiaries are each paid an annual retainer for Board service of $12,000, an attendance fee of $1,000 for each Board of Directors or committee meeting attended and, in addition to the Board of Directors or committee meeting attendance fees, the Chairman of the Board receives $3,000 per quarter and the Chairman of the Audit Committee receives $1,000 per quarter.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 9 shall not be incorporated by reference into any such filings.

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee of the Board of Directors is established pursuant to the Company's Bylaws and the Audit Committee Charter adopted by the Board of Directors on April 28, 2000. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

  Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee's responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

  Each member of the Audit Committee is independent in the judgment of the Company's Board of Directors and as required by the listing standards of the New York Stock Exchange. With respect to the period ended December 31, 2000, in addition to its other work, the Audit Committee:

  . Reviewed and discussed with the Company's management and the independent auditors the audited consolidated financial statements of the Company as of December 31, 2000 and for the six months then ended;

  . Discussed with the independent auditors the matters required to be discussed by auditing standards generally accepted in the United States of America; and

  . Received from the independent auditors written affirmation of their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm's independence.

  Based upon the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company, as of December 31, 2000 and for the period then ended, be included in the Company's Transition Report on Form 10-K for the six months ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                Audit Committee
                          Patrick J. Bagley, Chairman
                              R. Randall Rollins
                              Jeffrey W. Rollins

         REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE
                 BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  During fiscal year 2000, the members of the Compensation and Stock Option Committee of the Board of Directors held primary responsibility for determining executive compensation levels.

  The Company is engaged in a highly competitive industry. As a consequence, the Company views its ability to attract and retain qualified executives as the cornerstone of its future success. In order to accomplish this objective, the Company has endeavored to structure its executive compensation in a fashion that takes into account the Company's operating performance and the individual performance of the executive.

  Of necessity, this analysis is subjective in nature and not based upon a structured formula. The factors referred to above are not weighted in an exact fashion.

  Pursuant to the above compensation philosophy, the total annual compensation of executive officers of the Company is made up of one or more of three elements. The three elements are salary, an annual incentive and, in some years, grants of stock options.

  The salary of each executive officer is determined by the Compensation and Stock Option Committee. As previously stated, in making its determinations the Committee gives consideration to the Company's operating performance for the prior fiscal year and the individual executive's performance.

  The annual incentive compensation package for the executive officers is developed by the Chief Executive Officer of the Company prior to the end of each fiscal year and presented to the Committee for review, modification or approval. The package is based upon a performance formula for the ensuing fiscal year but its payment is within the discretion of the Chief Executive Officer based on each individual officer's performance.

  Awards under the Company's Stock Option Plan are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. Grants are made under the Plan and the Plan is administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934. When considering the grant of stock options, the Committee gives consideration to the overall performance of the Company and the performance of individual employees.

                               CEO COMPENSATION

  The CEO's compensation is determined by the Compensation and Stock Option Committee. As is the case with respect to the executive officers, the CEO's compensation is based upon the Company's operating performance and his individual performance. The CEO's compensation consists of the same three elements identified above with respect to executive officers: salary, an annual incentive, and, in some years, grants of stock options. The determination of salary and the award of stock options, if any, are subjective and not based upon any specific formula or guidelines. The determination of an annual incentive is based on the amount by which the Company's pre-tax earnings exceed a target established by the Committee prior to the beginning of the fiscal year. The target is revised annually. The CEO is not a member of the Committee and does not participate in the deliberations of the Committee when his salary or incentive is determined.

                    Compensation and Stock Option Committee
                           Henry B. Tippie--Chairman
                               Patrick J. Bagley

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based on its review of the copies of such forms received by it, the Company believes that during the period ended December 31, 2000 all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except as follows: Christopher R. Pook filed a late Form 4 regarding a sale of Common Stock.

                           COMMON STOCK PERFORMANCE

  The following graph reflects a comparison of the cumulative total shareholder return on the Company's Common Stock with the S&P Composite 500 Index and an index of peer companies selected by the Company consisting of companies engaged in one or more of the following businesses: motorsports, horse racing and gaming. In addition to the Company, the peer group includes Speedway Motorsports, Inc., International Speedway Corporation, Penn National Gaming, Inc., Argosy Gaming Company, The Sands Regent, Showboat, Inc., President Casinos, Inc., Isle of Capri Casinos, Inc., Casino America, Inc., Churchill Downs, Inc., Colonial Holdings, Inc. and Pinnacle Entertainment, Inc. The graph assumes that the value of the investment in the Company's common stock and each index was 100 at October 3, 1996 (the Company's initial public offering date) and all dividends were reinvested. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be necessarily indicative of any future return on the Company's common stock.


                                    [GRAPH]

                COMPARISON OF 51 MONTH CUMULATIVE TOTAL RETURN*
   AMONG DOVER DOWNS ENTERTAINMENT, INC., THE S&P 500 INDEX AND A PEER GROUP
                       10/4/96     6/97     6/98     6/99     6/00    12/00
Dover Downs
 Entertainment, Inc.   $100.00  $107.32  $186.63  $215.68  $172.88  $139.27
S&P 500                 100.00   106.00   141.37   181.76   220.01   199.98
Peer Group              100.00    84.03    93.66   136.26   120.56   116.25

* $100 INVESTED ON 10/3/96 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The following directors serve on the Company's Compensation and Stock Option
Committee: Henry B. Tippie, Chairman and Patrick J. Bagley. Henry B. Tippie was Chairman of the Board of Rollins Truck Leasing Corp. during 2000 and serves on the Compensation and Stock Option Committee of Matlack Systems, Inc. Patrick J. Bagley was an executive officer of Rollins Truck Leasing Corp. during 2000 and is an executive officer of Matlack Systems, Inc.

                            EXECUTIVE COMPENSATION

  Shown below is information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended June 30, 1998, June 30, 1999, June 30, 2000 and the six months ended December 31, 2000 of those persons who were, at December 31, 2000, (i) the Chief Executive Officer and (ii) the other most highly compensated executive officers of the Company whose total annual salary exceeded $100,000 (the "Named Executives"):

                          SUMMARY COMPENSATION TABLE

                                                                 Long Term Compensation
                                                               --------------------------
                                       Annual Compensation           Awards       Payouts
                                    -------------------------- ------------------ -------
                                                       Other   Restricted  Stock          All Other
                                                       Annual    Stock    Options  LTIP    Compen-
                             Fiscal Salary  Incentive Comp.(2) Awards(3)   /SARs  Payouts  sation
Name and Principal Position   Year     $        $        $         $         #       $        $
---------------------------  ------ ------- --------- -------- ---------- ------- ------- ---------
Denis McGlynn...........     12/00  200,000   63,661     --        --         --     --       --
 President and Chief          6/00  350,000  193,866     --        --     35,000     --       --
 Executive Officer            6/99  350,000  135,098     --        --     25,000     --       --
                              6/98  350,000  217,087     --        --         --     --       --


Edward J. Sutor.........     12/00   95,000   37,732     --        --         --     --       --
 Executive Vice               6/00  175,000   88,773     --        --     15,000     --       --
 President


Timothy R. Horne........     12/00   87,500   19,188     --        --         --     --       --
 Vice President--Finance      6/00  140,000   44,509     --        --     20,000     --       --
 and                          6/99  130,000   38,349     --        --     10,000     --       --
 Chief Financial Officer      6/98  100,000   40,821     --        --         --     --       --


Robert M. Comollo.......     12/00   62,500   11,513     --        --         --     --       --
 Treasurer                    6/00  125,000   26,706     --        --      5,000     --       --
                              6/99  125,000   23,009     --        --      5,000     --       --
                              6/98  125,000   29,687     --        --         --     --       --

--------
(1) On January 19, 2001, the Company changed its fiscal year end from June 30 to December 31. Accordingly, the amounts for the fiscal year ending December 2000 reflect compensation for six months.
(2) The only type of Other Annual Compensation for each of the named officers was in the form of perquisites and was less than the level required for reporting.
(3) No awards have ever been made.

        OPTION AND STOCK APPRECIATION RIGHTS GRANTS IN LAST FISCAL YEAR

  No stock options were granted to any of the Company's Named Executives for the six month period ending December 31, 2000. The Company did not issue any stock appreciation rights.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

  The following table summarizes option exercises for the six month period ending December 31, 2000 by the Company's Named Executives, and the value of the options held by such persons as of December 31, 2000. The Company has not granted and does not have any Stock Appreciation Rights outstanding.

                                                                                        Value of
                                                              Number of                Unexercised
                                                             Unexercised              In-the-Money
                                                             Options at                Options at
                         Shares Acquired    Value            FY-End (#)               FY-End ($)(1)
  Name                   on Exercise (#) Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable
  ----                   --------------- ------------ ------------------------- -------------------------
Denis McGlynn...........        --           -0-            40,000/83,528           $107,500/$63,232
Edward J. Sutor.........        --           -0-             5,835/44,165                      --/--
Timothy R. Horne........        --           -0-            21,667/38,333           $ 43,750/$21,875
Robert M. Comollo.......        --           -0-            16,833/17,167           $ 43,000/$21,500

--------
(1) The value of the Company's Common Stock on December 29, 2000 was $11.1875 per share.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

  There were no Long-Term Incentive Plan Awards to the Named Executives during the fiscal year ended December 31, 2000.

                                 BENEFIT PLANS

Pension Plans

  The Company's Pension Plan is a non-contributory qualified employee defined benefit plan. All full time employees of the Company are eligible to participate in the Pension Plan. Up to September 30, 1989, retirement benefits were equal to the sum of from 1% to 1.8% of an employee's annual cash compensation for each year of service to age 65. Commencing October 1, 1989 and thereafter, retirement benefits are equal to the sum of 1.35% of earnings up to covered compensation, as that term is defined in the Plan, and 1.7% of earnings above covered compensation. Pensionable earnings includes regular salaries or wages, commissions, bonuses, overtime earnings and short-term disability income protection benefits.

  Retirement benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee's benefits may be paid in certain alternative forms having actuarially equivalent values. Retirement benefits are fully vested after the completion of five years of credited service or, if earlier, upon reaching age 55. The maximum annual benefit under a qualified pension plan is currently $140,000 beginning at the Social Security retirement age (currently age 65).

  The Company maintains a non-qualified, defined benefit plan, called the Excess Benefit Plan, which covers those participants of the Pension Plan whose benefits are limited by the Internal Revenue Code. A participant in the Excess Benefit Plan is entitled to a benefit equaling the difference between the amount of the benefit payable without limitation and the amount of the benefit payable under the Pension Plan.

  Annual pension benefit projections for the Named Executives assume: (a) that the participant remains in the service of the Company until age 65; (b) that the participant's earnings continue at the same rate as paid in the fiscal year ended December 31, 2000 during the remainder of his service until age 65; and (c) that the Plans continue without substantial modification.

  The estimated annual benefit at retirement for each of the following Named Executives of the Company is: Denis McGlynn, $168,378; Edward J. Sutor, $64,721; Timothy R. Horne, $112,433; and Robert M. Comollo, $60,187.

401(k) Retirement Plan

  The Company has a deferred compensation plan pursuant to section 401(k) of the Internal Revenue Code for all its full time employees who have completed ninety (90) days of service. Covered employees may contribute up to 15% of their compensation for each calendar year. In addition, the Company contributes up to an additional 100% of the first $250 of compensation contributed by any covered employee to the plan. An employee's maximum annual contribution to the plan is $10,500. All contributions are funded currently.

                                   AUDITORS

  The Board of Directors has not selected or recommended the name of an independent public accounting firm for approval or ratification by the shareholders. The Board of Directors believes that it will be in the best interests of the shareholders if it is free to make such determination based upon all factors that are then relevant.

  KPMG LLP served as the Company's auditors for the six month period ended December 31, 2000. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement should such representative so desire. Such representative also will be available to answer questions from shareholders.

  During the six month period ended December 31, 2000, KPMG LLP's services rendered to the Company consisted of auditing the Company's financial statements. In this capacity, KPMG LLP performed such tests of the Company's accounting records and other auditing procedures as were required by auditing standards generally accepted in the United States of America.

  Fees for the audit of the consolidated financial statements as of and for the six month period ending December 31, 2000 were $62,000. There were no non-audit services or fees for the six month period ended December 31, 2000.

                             SHAREHOLDER PROPOSALS

  Appropriate proposals of eligible shareholders (an eligible shareholder must be a record or beneficial owner of at least l% or $l,000 in market value of securities entitled to be voted at the meeting and have held such securities for at least one year) intended to be presented at the Company's next Annual Meeting of Shareholders must be received by the Company no later than November 28, 2001 for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                                 MISCELLANEOUS

  ON WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL SHAREHOLDER OF THE COMPANY, THE COMPANY WILL PROVIDE, FREE OF CHARGE, A COPY OF THE COMPANY'S TRANSITION REPORT ON FORM 10-K FOR THE SIX MONTH PERIOD ENDED DECEMBER 31, 2000, WHICH INCLUDES THE FINANCIAL STATEMENTS. REQUESTS FOR A COPY OF FORM 10-K SHOULD BE MADE IN WRITING AND ADDRESSED TO:

            TIMOTHY R. HORNE
            VICE PRESIDENT--FINANCE and CHIEF FINANCIAL OFFICER
            DOVER DOWNS ENTERTAINMENT, INC.
            P. O. BOX 843
            DOVER, DE 19903

  THE COMPANY WILL CHARGE REASONABLE OUT-OF-POCKET EXPENSES FOR THE REPRODUCTION OF EXHIBITS TO FORM 10-K SHOULD A SHAREHOLDER REQUEST COPIES OF SUCH EXHIBITS.

  The Company's Annual Report as of and for the six months ended December 31, 2000 is being provided to shareholders with this proxy statement.

  The Board of Directors knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Klaus M. Belohoubek,
                                          Vice President-General Counsel and
                                           Secretary

Dover, Delaware
March 29, 2001

                                                                     APPENDIX A

                        DOVER DOWNS ENTERTAINMENT, INC.

                            AUDIT COMMITTEE CHARTER

PURPOSE

  The primary purpose of the Audit Committee (the "Committee") is to assist the Company's Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including (by overseeing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof) the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee is authorized to retain outside counsel, auditors or other experts and professionals for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

  The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

  The Committee shall be comprised of not less than three members of the Board, and the Committee's composition shall meet all requirements of the Audit Committee Policy of the New York Stock Exchange.

  Accordingly, all of the members must be directors:

  . who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

  . who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee must have accounting or related financial management expertise.

KEY RESPONSIBILITIES

  The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements. Additionally, the Committee recognizes that financial management (including the internal audit staff), as well as the outside auditors, have more time, knowledge and more detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee is not providing any expertise or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

  The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances.

  . The Committee shall review with management and the Company's outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61. The management review shall include consultation with the Company's counsel relative to legal matters that could have a significant impact on the Company's financial statements.

  . As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's Quarterly Reports on Form 10-Q to be filed with the Commission and the matters required to be discussed by SAS No.
     61. Such review shall occur prior to the filing of the Company's Quarterly Reports on Form 10-Q.

 . The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

 .  The Committee shall:

  . request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1;

  . discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

  . recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

 . The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                        DOVER DOWNS ENTERTAINMENT, INC.

  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS

                       FRIDAY, APRIL 27, 2001, 9:00 A.M.

          The undersigned hereby constitutes and appoints Henry B. Tippie and Denis McGlynn, and each of them jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock and Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Friday, April 27, 2001 at 9:00 A.M., Rollins Building, First Floor Auditorium, Wilmington, Delaware, or at any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 29, 2001, as follows:

                              (MARK ONLY ONE BOX)


1. ELECTION OF DIRECTORS

  Nominees:  John W. Rollins, Jr., Eugene W. Weaver and Melvin L. Joseph

  [_] VOTE FOR all nominees listed above; except vote withheld from following nominee (if any):

       _______________________________________________________________________

  [_]  VOTE WITHHELD FROM all nominees.

2. At their discretion, upon such matters as may properly come before the Annual Meeting or any adjournment thereof.

                                     (OVER)



                          (CONTINUED FROM OTHER SIDE)

   The undersigned acknowledges receipt of the aforesaid Notice of Annual Meeting and Proxy Statement, each dated March 29, 2001, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place and stead.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOVER DOWNS ENTERTAINMENT, INC. AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


                               Please sign below, date and return promptly.


                                         Signature(s) of Shareholder(s)

                                             DATED:___________________, 2001

                               Signature(s) should conform to name(s) and title(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title(s) on signing.


NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES.